Exhibit 99.1

FARM BUREAU PROPERTY & CASUALTY AND FBL FINANCIAL GROUP AMEND MERGER AGREEMENT

FBPCIC and IFBF to Take FBL Financial Group Private for $61 Per Share in Cash

WEST DES MOINES, Iowa – May 3, 2021 – Farm Bureau Property & Casualty Insurance Company (“FBPCIC”) and FBL Financial Group, Inc. (NYSE: FFG) (“FBL Financial Group” or “the Company”) today announced that they have agreed to amend their previously-announced definitive merger agreement, dated January 11, 2021. Pursuant to the amended definitive agreement (the “Merger Agreement”), FBPCIC increased the offer price to acquire all of the outstanding shares of FBL Financial Group Class A and Class B common stock that neither FBPCIC nor the Iowa Farm Bureau Federation (“IFBF”) currently own to $61.00 per share in cash. The amendment was approved by the Boards of Directors of both FBPCIC and FBL Financial Group.

The revised offer price of $61.00 per share provides an additional $47 million in cash consideration to FBL Financial Group’s unaffiliated shareholders, and represents an increase of 8.9% and 63.8%, respectively, over the previously agreed offer price of $56.00 per share and FBL Financial Group’s unaffected closing share price of $37.25 on September 3, 2020. Based on the agreed price of $61.00 per share for Class A common stock and Class B common stock not owned by FBPCIC or IFBF as of April 30, 2021, the aggregate cash purchase price under the amended agreement is approximately $575 million.

“The Special Committee is pleased to announce the revised terms of our agreement with FBPCIC, which follows extensive discussions with our fellow unaffiliated shareholders with a focus on maximizing value,” said Paul Larson, Chairman of the Special Committee of the FBL Financial Group Board of Directors. “The amended agreement delivers even more compelling and certain value at a highly-attractive premium. Further, the transaction will advance FBL Financial Group’s ability to protect the livelihoods and futures of our customers as part of a private company with our long-term partner, FBPCIC. We strongly recommend that FBL Financial Group shareholders vote FOR the transaction to lock in this compelling value.”

“The revised terms of our agreement represent our best and final offer and reflect FBPCIC’s commitment to completing this transaction,” said Richard Felts, Chairman of the Board of FBPCIC. “As we have long said, FBL Financial Group and its affiliated companies make up a superb organization. We look forward to supporting its future as a private company, and to continue working to strengthen its relationships with its customers and communities.”

Additional Transaction Details

The transaction is subject to the receipt of FBL Financial Group shareholder approval, including approval from a majority of unaffiliated FBL Financial Group shareholders, and the satisfaction of specified closing conditions. FBL Financial Group has already completed the regulatory approval process for the proposed transaction. The companies continue to expect the transaction to close in the first half of 2021.

The Special Committee, upon being informed of FBPCIC’s intention to increase its offer to $61.00 per share, sought a further increase in price. FBPCIC rejected that proposal, clarifying that it would not increase the $61.00 per share purchase price further, including if the deal is not approved by FBL Financial Group’s unaffiliated shareholders.

Capital Returns Management, LLC (“CRM”), the owner of 0.9% of FBL Financial Group’s shares, has signed an agreement to vote its shares in favor of the transaction and withdraw its solicitation of proxies to vote against approval of the Merger Agreement.

The previously-adjourned Special Meeting of Shareholders of FBL Financial Group to approve, among other things, the proposal to adopt the Merger Agreement will reconvene on May 21, 2021 at 10:00 a.m. Central Time at the Company’s headquarters at 5400 University Avenue, West Des Moines, Iowa 50266.

The record date for the Special Meeting remains March 11, 2021. Shareholders who have already voted do not need to recast their votes unless they wish to change their votes. Shareholders who have not already voted or wish to change their vote are encouraged to do so promptly using the instructions provided in their voting instruction form or proxy card. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. If shareholders have questions about how to vote their shares, they should immediately contact the Company’s proxy solicitor, Okapi Partners, at (877) 629-6357 or at info@okapipartners.com.

Upon closing, all shareholders of FBL Financial Group other than FBPCIC and IFBF will receive the same per share cash consideration for their shares, IFBF will continue to be the majority owner of the Company, and FBL Financial Group common stock will cease trading on the New York Stock Exchange.

Advisors

Barclays Capital Inc. served as financial advisor to the Special Committee of the Board of Directors of FBL Financial Group, and Sidley Austin LLP as its legal advisor. Goldman Sachs & Co. LLC served as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP served as legal advisor to FBPCIC.

About FBL Financial Group

FBL Financial Group is a holding company with the purpose to protect livelihoods and futures. Operating under the consumer brand name Farm Bureau Financial Services, its affiliates offer a broad range of life insurance, annuity and investment products distributed by multiline exclusive Farm Bureau agents. Helping complete the financial services offering, advisors offer wealth management and financial planning services. In addition, FBL Financial Group manages all aspects of two Farm Bureau affiliated property-casualty insurance companies for a management fee. Headquartered in West Des Moines, Iowa, FBL Financial Group is traded on the New York Stock Exchange under the symbol FFG. For more information, please visit www.fblfinancial.com and www.fbfs.com.

About Farm Bureau Property & Casualty Insurance Company

Farm Bureau Property & Casualty Insurance Company is an indirect subsidiary of Farm Bureau Mutual Holding Company. The company was formed in 1939 to write automobile insurance in Iowa. Today, Farm Bureau Property & Casualty Insurance Company and its subsidiary insurance company serve in excess of 360,000 Farm Bureau client/members in eight Midwest and Western states through a network of over 900 exclusive multi-line agents and agency managers, offering a full line of personal and commercial property-casualty insurance products.

Additional Information and Where to Find It

In connection with the proposed transaction, FBL Financial Group has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A and a Schedule 13e-3 Transaction Statement, and may file other documents with the SEC regarding the proposed transaction. This press release is not a substitute for the definitive proxy statement or any other document that FBL Financial Group may file with the SEC. INVESTORS IN, AND SECURITY HOLDERS OF, FBL FINANCIAL GROUP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the definitive proxy statement and accompanying  proxy card, any amendments or supplements to the proxy statement and other documents filed with the SEC by FBL Financial Group through the web site maintained by the SEC at www.sec.gov or by contacting the individuals listed below.

Forward-Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information). When we use words such as “anticipate,” “intend,” “plan,” “seek,” “believe,” “may,” “could,” “will,” “should,” “would,” “could,” “estimate,” “continue,” “predict,” “potential,” “project,” “expect,” or similar expressions, we do so to identify forward-looking statements. Forward-looking statements are based on current expectations that involve assumptions that are difficult or impossible to predict accurately and many of which are beyond our control, including general economic and market conditions, industry conditions, operational and other factors. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to obtain the requisite shareholder approval for the proposed transaction or the failure to satisfy other conditions to completion of the proposed transaction; the risk that shareholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; risks that the proposed transaction disrupts current plans and operations; the ability to recognize the benefits of the transaction; the amount of the costs, fees, and expenses and charges related to the transaction; change in interest rates; changes in laws and regulations; differences between actual claims experience and underwriting assumptions; relationships with Farm Bureau organizations; the ability to attract and retain sales agents; adverse results from litigation; and the impact of the COVID-19 pandemic and any future pandemics and the impact. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected, is contained in FBL Financial Group’s filings with the SEC, including FBL Financial Group’s Annual Report on Form 10-K and FBL Financial Group’s quarterly reports on Form 10-Q. The statements in this press release speak only as of the date of this press release and we undertake no obligation or intention to update or revise any forward-looking statement, whether as a result of new information, changes in assumptions, future developments or otherwise, except as may be required by law.

Contacts

FBL Financial Group:

Media: Bryan Locke and Lindsay Molk Sard Verbinnen & Co FBLFinancial-SVC@sardverb.com	Investors: Kathleen Till Stange Vice President Corporate & Investor Relations Kathleen.TillStange@FBLFinancial.com

Farm Bureau Property & Casualty Insurance Company

Nancy Wiles Marketing Communications Vice President Nancy.Wiles@FBFS.com